EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended March 31, 2024 Financial Results

Net Investment Income of $0.44 Per Share;

Declared Quarterly Distribution of $0.41 Per Share;

NAV Appreciation and Solid Portfolio Credit Quality

NEW YORK, May 08, 2024 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, or “our”) today reported net investment income (“NII”) of $23.9 million, or $0.44 per share, for the first quarter of 2024. On May 8, 2024, the Board declared a quarterly distribution of $0.41 per share payable on June 27, 2024 to holders of record as of June 13, 2024.

As of March 31, 2024, net asset value (“NAV”) was $18.19 per share, compared to $18.09 as of December 31, 2023.

“With credit quality being top of mind for private credit investors, we are pleased to report that the financial condition of our portfolio companies remains solid, as evidenced by the increase in net asset value, low level of non-accruals, and minimal PIK income,” said Michael Gross, Co-CEO.

“The investment environment remains attractive, especially in our specialty finance lending verticals,” said Bruce Spohler, Co-CEO. “In Q1 2024, close to 90% of SLRC’s comprehensive originations were in our specialty finance strategies, reflecting our multi-strategy portfolio construction which allows us to allocate capital to the most attractive risk/reward investments across economic cycles.”

FINANCIAL HIGHLIGHTS FOR QUARTER ENDED MARCH 31, 2024:

Investment portfolio fair value: $2.1 billion
Net assets: $992.1 million or $18.19 per share
Leverage: 1.16x net debt-to-equity

Operating Results for the Quarter Ended March 31, 2024:

Net investment income: $23.9 million or $0.44 per share
Net realized and unrealized gains: $4.0 million or $0.07 per share
Net increase in net assets from operations: $27.9 million or $0.51 per share

COMPREHENSIVE PORTFOLIO(1) HIGHLIGHTS AND ACTIVITY(2) FOR QUARTER ENDED MARCH 31, 2024:

Portfolio fair value: $3.1 billion
Number of unique issuers: approximately 800
Investments made during the quarter: $260.9 million
Investments prepaid and sold during the quarter: $313.9 million

(1) The Comprehensive Investment Portfolio for the quarter ended March 31, 2024 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio, Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, SLR Business Credit’s (“SLR-BC”) full portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) full portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH and SLR-EF.
(2) Comprehensive Portfolio Activity for the quarter ended March 31, 2024, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended March 31, 2024, SLRC had Comprehensive Portfolio originations of $260.9 million and repayments of $313.9 million across the Company’s four investment strategies:

For the Quarter Ended March 31, 2024 ($mm)
Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$32.6	$53.1	$151.3	$23.9	$260.9
Repayments / Amortization	$15.9	$102.8	$143.2	$52.0	$313.9
Net Portfolio Activity	$16.7	$(49.7)	$8.1	$(28.1)	$(53.0)

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in the SLR Senior Lending Program LLC attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio.

Comprehensive Investment Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 800 unique issuers, operating in over 110 industries, and resulting in an average exposure of $3.8 million or 0.1% per issuer. As of March 31, 2024, 99.3% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 97.8% is held in first lien senior secured loans. Second lien ABL exposure is 1.2% and second lien cash flow exposure is 0.3% of the Comprehensive Investment Portfolio at March 31, 2024.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of March 31, 2024 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Senior Secured Investments Cash Flow Loans (Sponsor Finance)(1)	$750.1	24.5%	11.8%
Asset-Based Loans(2)	$931.4	30.5%	15.7%
Equipment Financings(3)	$1,015.1	33.2%	7.9%
Life Science Loans	$338.0	11.1%	12.9%
Total Senior Secured Investments	$3,034.6	99.3%	11.8%
Equity and Equity-like Securities	$22.8	0.7%
Total Comprehensive Investment Portfolio	$3,057.4	100.0%
Floating Rate Investments(4)	$2,009.8	66.2%
First Lien Senior Secured Loans	$2,988.7	97.8%
Second Lien Senior Secured Asset-Based Loans	$38.1	1.2%
Second Lien Senior Secured Cash Flow Loans	$7.8	0.3%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The yield calculation of Life Science loans excludes the impact of success fees and/or warrants. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three month period ending on March 31, 2024 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three month period ending on March 31, 2024 against the portfolio as of March 31, 2024, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the expected return on equity during 2024.

SLR INVESTMENT CORP. PORTFOLIO

Asset Quality

As of March 31, 2024, 99.4% of SLRC’s portfolio was performing on a fair value basis and 99.2% on a cost basis, with two investments on non-accrual.

The Company emphasizes risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2024, the composition of our Investment Portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio

1	$661.0	31.0%

2	$1,414.2	66.2%

3	$50.9	2.4%

4	$7.8	0.4%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
3/31/2024	$19.9	$14.5	$10.6	$13.1	$58.1
% Contribution	34.3%	24.9%	18.3%	22.5%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of March 31, 2024, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $95.8 million of a total equity commitment of $100 million to SSLP. At quarter end, SSLP had total commitments of $237.8 million at par and total funded portfolio investments of $216.9 million at fair value, consisting of floating rate senior secured loans to 39 different borrowers and an average position of $5.6 million. This compares to portfolio investments of $187.3 million at fair value across 32 different borrowers at December 31, 2023. During the quarter ended March 31, 2024, SSLP had net portfolio growth of $29.1 million with $0.8 million of investments repaid. The fair value of the portfolio increased by 16% over the prior quarter.

In Q1 2024, the Company earned $1.6 million from SSLP compared to earnings of $1.1 million in Q4 2023, representing an annualized yield of 13.6% on the cost basis of the Company’s investment. SSLP quarterly earnings are expected to increase with further portfolio ramp and the investments achieving full run rate.

SLR Investment Corp.’s Results of Operations for the Quarter Ended March 31, 2024 compared to the Quarter Ended March 31, 2023

Investment Income

For the fiscal quarters ended March 31, 2024 and 2023, gross investment income totaled $58.1 million and $53.5 million, respectively. The year-over-year increase in gross investment income was due to a combination of net growth of the income producing portfolio, an increase in index rates, and the ramp of the SSLP.

Expenses

SLRC’s net expenses totaled $34.2 million and $31.4 million, respectively, for the three months ended March 31, 2024 and 2023. The year-over-year increase in expenses was primarily due to an increase in interest expenses from a larger investment portfolio and higher index rates as well as an increase in management fees.

The investment advisor agreed to waive incentive fees resulting from income earned due to the accretion of the purchase price discount allocated to investments acquired in the Company’s merger with SLR Senior Investment Corp. For the three months ended March 31, 2024 and 2023, $46 thousand and $110 thousand, respectively, of performance-based incentive fees were waived.

Net Investment Income

SLRC’s net investment income totaled $23.9 million and $22.1 million, or $0.44 and $0.41 per average share, respectively, for the fiscal quarters ended March 31, 2024 and 2023.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains / (losses) for the fiscal quarters ended March 31, 2024 and 2023 totaled $4.0 million and $(15.3) million, respectively.

Net Increase in Net Assets Resulting from Operations

For the three months ended March 31, 2024 and 2023, the Company had a net increase in net assets resulting from operations of $27.9 million and $6.8 million, respectively. For the same periods, earnings per average share were $0.51 and $0.13, respectively.

Liquidity and Capital Resources

Unsecured Debt

At March 31, 2024, approximately 40% of the Company’s funded debt was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

As of March 31, 2024, the Company had $592.3 million drawn on the $860 million of commitments that the Company has under its revolving credit facilities, $100 million of term loans, and $470 million of unsecured notes. Also as of March 31, 2024, including anticipated available credit facility capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had approximately $800 million of available capital.

Leverage

As of March 31, 2024, the Company’s net debt-to-equity was 1.16x, within the Company’s target range of 0.9x to 1.25x.

Unfunded Commitments

As of March 31, 2024, excluding commitments to SLR-CS, SLR-EF, SLR-HC ABL and SSLP, over which the Company has control of such funding, the Company had unfunded commitments of approximately $179.1 million.

Subsequent Events

Distributions

On May 8, 2024, the Board declared a quarterly distribution of $0.41 per share payable on June 27, 2024 to holders of record as of June 13, 2024.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, May 9, 2024. All interested parties may participate in the conference call by dialing (800) 445-7795 approximately 5-10 minutes prior to the call, international callers should dial (785) 424-1789. Participants should reference SLR Investment Corp. and Conference ID: SLRC1Q24. A telephone replay will be available until May 23, 2024 and can be accessed by dialing (800) 925-9394. International callers should dial (402) 220-5386. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, www.slrinvestmentcorp.com. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Financial Statements and Tables

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except share amounts)

	March 31, 2024	December 31, 2023
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,229,225 and $1,260,205, respectively)	$1,243,944	$1,271,442
Companies 5% to 25% owned (cost: $60,891 and $60,064, respectively)	45,078	44,250
Companies more than 25% owned (cost: $875,569 and $870,128, respectively)	844,916	839,074
Cash	15,254	11,864
Cash equivalents (cost: $292,869 and $332,290, respectively)	292,869	332,290
Dividends receivable	11,792	11,768
Interest receivable	12,131	11,034
Receivable for investments sold	1,549	1,538
Prepaid expenses and other assets	930	608
Total assets	$2,468,463	$2,523,868

Liabilities
Debt ($1,162,250 and $1,183,250 face amounts, respectively, reported net of unamortized debt issuance costs of $4,927 and $5,473, respectively)	$1,157,323	$1,177,777
Payable for investments and cash equivalents purchased	292,869	332,290
Management fee payable	7,882	8,027
Performance-based incentive fee payable	5,906	5,864
Interest payable	6,913	7,535
Administrative services payable	2,283	1,969
Other liabilities and accrued expenses	3,144	3,767
Total liabilities	$1,476,320	$1,537,229

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,554,634 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,117,930	1,117,930
Accumulated distributable net loss	(126,333)	(131,837)
Total net assets	$992,143	$986,639
Net Asset Value Per Share	$18.19	$18.09

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share amounts)

	Three months ended
	March 31, 2024	March 31, 2023
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$41,004	$37,338
Companies 5% to 25% owned	831	—
Companies more than 25% owned	3,338	2,711
Dividends:
Companies more than 25% owned	12,227	11,176
Other income:
Companies less than 5% owned	574	2,322
Companies more than 25% owned	125	—
Total investment income	$58,099	$53,547

EXPENSES:
Management fees	$7,882	$7,706
Performance-based incentive fees	5,952	5,509
Interest and other credit facility expenses	18,188	15,286
Administrative services expense	1,376	1,508
Other general and administrative expenses	895	1,501
Total expenses	34,293	31,510
Performance-based incentive fees waived	(46)	(110)
Net expenses	34,247	31,400
Net investment income	$23,852	$22,147
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain on investments and cash equivalents (companies less than 5% owned)	$135	$687
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	3,484	(14,271)
Companies 5% to 25% owned	1	—
Companies more than 25% owned	399	(1,739)

Net change in unrealized gain (loss) on investments and cash equivalents	3,884	(16,010)

Net realized and unrealized gain (loss) on investments and cash equivalents	4,019	(15,323)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$27,871	$6,824
EARNINGS PER SHARE	$0.51	$0.13

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: an increase in the size of SLRC’s income producing comprehensive portfolio; an increase in the size of SSLP’s investment portfolio; the expected dividend yield payable to SLRC from SSLP; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the quality of, and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770